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                                                                       EXHIBIT 8


                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]



                                January 8, 1997



TCI Communications, Inc.
TCI Communications Financing III
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Dear Ladies and Gentlemen:

     We have acted as special tax counsel to TCI Communications, Inc., a Delaware corporation ("TCI Communications"), and TCI Communications Financing III, a Delaware business trust ("TCI Communications Financing"), in connection with the preparation of the registration statement on Form S-3 (File No. 333-16985), filed with the Securities and Exchange Commission (the "Commission") on November 27, 1996 and amended by Amendment No. 1 (as so amended, the "Registration Statement"), relating to, among other things, the registration under the Securities Act of 1933, as amended (the "Act"), of TCI Communications Financing's Preferred Securities (the "Preferred Securities"). The Preferred Securities will be issued in accordance with the provisions of the Amended and Restated Declaration of Trust (the "Declaration") to be executed by TCI Communications, as sponsor, and the trustees of TCI Communications Financing. Capitalized terms not otherwise defined herein shall have the same meaning ascribed thereto in the prospectus supplement contained in the Registration Statement (the "Prospectus Supplement").
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     We have acted as your special tax counsel in connection with certain tax matters related to the Preferred Securities including the information in the Prospectus Supplement under the caption "Certain Federal Income Tax Consequences".

     In so acting, we have reviewed the Registration Statement, including the Prospectus Supplement and the related base prospectus (the "Base Prospectus"), the Declaration, the form of Preferred Securities and the form of Common Securities contained in the Declaration, and the form of Indenture and the form of the Preferred Securities Guarantee filed with the Commission as exhibits to the Registration Statement (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers, trustees and representatives of TCI Communications and TCI Communications Financing, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed (i) that the Preferred Securities as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Agreements to the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the Agreements constitute all the agreements, arrangements and transactions contemplated therein, that the representations and warranties contained therein are true and that there are no other agreements, arrangements or transactions relating to the Preferred Securities or the Common Securities.

     Based on the foregoing, it is our opinion that:

          1. Assuming full compliance with the Agreements, TCI Communications Financing will be classified as a "grantor trust" for United States federal income tax purposes, and will not be classified, for United States federal income tax purposes, as an association taxable as a corporation or a partnership. Each holder of Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

          2. The summary in the Registration Statement under the caption
     "Certain Federal Income Tax Consequences" is a full and fair disclosure of the material
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     United States Federal income tax consequences of the ownership of Preferred
     Securities as of the date hereof.

     The foregoing opinions are based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to any matters not specifically covered by the foregoing opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" in the Base Prospectus and "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person.

     As you are aware, Jerome H. Kern, special counsel to this Firm, is a director of Tele-Communications, Inc., a Delaware corporation ("TCI"), which owns all of the common stock of the Company. Certain attorneys with Baker & Botts, L.L.P. hold options to purchase shares of TCI's Tele-Communications, Inc. Series A TCI Group Common Stock and hold restricted shares and options to purchase shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock.

                                 Very truly yours,

                                 BAKER & BOTTS, L.L.P.